Exhibit 5.1

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM	MORRISON & FOERSTER LLP BEIJING, BERLIN, BOSTON, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, NEW YORK, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SHANGHAI, SINGAPORE, TOKYO, WASHINGTON, D.C.

February 24, 2022

Board of Directors

Equity LifeStyle Properties, Inc.

Two North Riverside Plaza, Suite 800

Chicago, Illinois 60606

Re: Proposed Sale of Up to $500 million of Common Stock under Registration Statement on Form S-3ASR (File No. 333-240201)

Ladies and Gentlemen:

We are acting as counsel to Equity LifeStyle Properties, Inc., a Maryland corporation (the “Company”), in connection with the offer and sale by the Company from time to time of shares of its common stock, par value $0.01 per share having an aggregate offering price of up to $500,000,000 (the “Securities”), which are to be sold by the Company in accordance with the terms of the Equity Distribution Agreements, dated February 24, 2022, by and among the Company, MHC Operating Limited Partnership (the “Operating Partnership”) and each of Morgan Stanley & Co. LLC, BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities, Inc. Goldman Sachs & Co. LLC, Jefferies LLC, Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, respectively (the “Distribution Agreements”), pursuant to a prospectus supplement dated February 24, 2022 and the accompanying base prospectus dated July 30, 2020 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective Registration Statement on Form S-3 (File No. 333-240201) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Securities will be issued from time to time in public offerings at market or negotiated prices under Rule 415 of the Securities Act.

In rendering the opinion expressed below, we have examined the Distribution Agreements, the Registration Statement, the Prospectus, and we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate, including the Company’s Amended and Restated Articles of Incorporation (the “Charter”) and the Company’s bylaws. As to factual matters relevant to the opinion set forth below, we have, with your permission, relied upon certificates of officers of the Company and public officials. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We also have assumed that the Securities will not be issued in violation of the ownership limit contained in the Charter. We have further assumed that, upon the issuance of any of the Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Board of Directors

Equity LifeStyle Properties, Inc.

February 24, 2022

Page Two

Based upon, subject to and limited by the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that the Securities have been duly and validly authorized and, when issued and sold as contemplated by Prospectus included as a part of the Registration Statement and in the manner contemplated by the Distribution Agreements and resolutions of the Board of Directors or a duly authorized committee thereof, the Securities will be legally issued, fully paid and non-assessable.

The opinion set forth in this letter relates only to the General Corporation Law of the State of Maryland, and we express no opinion as to the laws, statutes, ordinances, rules, or regulations of another jurisdiction and we assume no responsibility for the applicability or effect of the law, statutes, ordinances, rules, or regulations of any other jurisdiction.

We consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K that shall be incorporated by reference into the Registration Statement and Prospectus, and to the reference to us under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement and the prospectus supplement thereto related to the offering of the Securities. This opinion may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein. In giving this consent, we do not concede that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP